                                                                  EXHIBIT 10(b)
                                        [LOGO]


                                         NOTE


$ 15,181,000.00                    SAN DIEGO, California,       DECEMBER 5, 1997

On DECEMBER 5, 2002, and as hereinafter provided, for value received, the undersigned promises to pay to IMPERIAL BANK ("Bank") a California banking corporation, or order, at its SAN DIEGO REGIONAL office, the principal sum of $ 15,181,000.00 or such sums up to the maximum if so stated, as the Bank may now or hereafter advance to or for the benefit of the undersigned in accordance with the terms hereof, together with interest from date of disbursement or N/A, whichever is later, on the unpaid principal balance / /
at the rate of       % per year /X/ at the rate of 0.000*% per year in
excess of the rate of interest which Bank has announced as its prime lending rate (the "Prime Rate"), which shall vary concurrently with any change in such Prime Rate, or $ 250.00, whichever is greater. Interest shall be computed at the above rate on the basis of the actual number of days during which the principal balance is outstanding, divided by 360, which shall, for interest computation purposes, be considered one year.

Interest shall be payable /X/ monthly / / quarterly / / included with principal /X/ in addition to principal / / beginning JANUARY 15, 1998, and if not so paid shall become a part of the principal. All payments shall be applied first to any late charges owing, then to interest and the remainder, if any, to principal. /X/ (If checked), Principal shall be payable in installments of $** or more, each installment on the 15TH day of each MONTH, beginning JANUARY 15, 1999. Advances not to exceed any unpaid balance owing at any one time equal to the maximum amount specified above, may be made at the option of Bank.

     Any partial prepayment shall be applied to the installments, if any, in inverse order of maturity. Should default be made in the payment of principal or interest when due, or in the performance or observance, when due, of any item, covenant or condition of any deed of trust, security agreement or other agreement (including amendments or extensions thereof) securing or pertaining to this note, at the option of the holder hereof and without notice or demand, the entire balance of principal and accrued interest then remaining unpaid shall (a) become immediately due and payable, and (b) thereafter bear interest, until paid in full, at the increased rate of 5% per year in excess of the rate provided for above, as it may vary from time to time.

     Defaults shall include, but not be limited to, the failure of the maker(s) to pay principal or interest when due; the filing as to each person obligated hereon, whether as maker, co-maker, endorser or guarantor (individually or collectively referred to as the "Obligor") of a voluntary or involuntary petition*** under the provisions of the Federal Bankruptcy Act; the issuance of any attachment or execution against any asset of any Obligor; the death of any Obligor; ***IF NOT TERMINATED WITHIN 60 DAYS.

     If any installment payment, interest payment, principal payment or principal balance payment due hereunder is delinquent ten or more days, Obligor agrees to pay Bank a late charge in the amount of 5% of the payment so due and unpaid, in addition to the payment; but nothing in this paragraph is to be construed as any obligation on the part of the holder of this note to accept payment of any payment past due or less than the total unpaid principal balance after maturity.

     If this note is not paid when due, each Obligor promises to pay all costs and expenses of collection and reasonable attorneys fees incurred by the holder hereof on account of such collection, plus interest at the rate applicable to principal, whether or not suit is filed hereon. Each Obligor shall be jointly and severally liable hereon and consents to renewals, replacements and extensions of time for payment hereof, before, at, or after maturity; consents to the acceptance, release or substitution of security for this note; and waives demand and protest and the right to assert any statute of limitations. Any married person who signs this note agrees that recourse may be had against separate property for any obligations hereunder. The indebtedness evidenced hereby shall be payable in lawful money of the United States. In any action brought under or arising out of this note, each Obligor, including successor(s) or assign(s) hereby consents to the application of California law, to the jurisdiction of any competent court within the State of California, and to service of process by any means authorized by California law.

     No single or partial exercise of any power hereunder, or under any deed of trust, security agreement or other agreement in connection herewith shall preclude other or further exercises thereof or the exercise of any other such power. The holder hereof shall at all times have the right to proceed against any portion of the security for this note in such order and in such manner as such holder may consider appropriate, without waiving any rights with respect to any of the security. Any delay or omission on the part of the holder hereof in exercising any right hereunder, or under any deed of trust, security agreement or other agreement, shall not operate as a waiver of such right, or of any other right, under this note or any deed of trust, security agreement or other agreement in connection herewith.

*SEE INTEREST RATE ADDENDUM ATTACHED HERETO AND MADE A PART HEREOF BY THIS REFERENCE
**SEE ADDENDUM ATTACHED HERETO AND MADE A PART HEREOF BY THIS REFERENCE

 SUBJECT TO THE TERMS AND LIMITATIONS CONTAINED IN THE
 CREDIT AGREEMENT DATED DECEMBER 5, 1997
--------------------------------------------------------------


--------------------------------------------------------------


--------------------------------------------------------------


ALLIANCE PHARMACEUTICAL CORP.,
A NEW YORK CORPORATION
--------------------------------------------------------------


By:
--------------------------------------------------------------


By:
--------------------------------------------------------------

                            INTEREST RATE ADDENDUM TO NOTE

     This Interest Rate Addendum to Note (the "Addendum") is a supplement to the Note (the "Note") dated as of December 5, 1997, executed by ALLIANCE PHARMACEUTICAL CORP., a New York corporation ("Borrower"), and forms a part of and is incorporated into the Note to Imperial Bank ("Bank").

1.   Definitions.

     "Business Day" means a day of the year (a) that is not a Saturday, Sunday or other day on which banks in the State of California or the City of London are authorized or required to close and (b) on which dealings are carried on in the interbank market in which Bank customarily participates.

     "Interest Period" means for each LIBOR Rate Loan, a period of approximately one, two or three months as the Borrower may elect, provided that the last day of an Interest Period for a LIBOR Rate Loan shall be determined in accordance with the practices of the LIBOR interbank market as from time to time in effect, provided, further, in all cases such period shall expire not later than the date the Note is due and payable.

"Interest Rate" shall mean as to: (a) Prime Rate Loans, the rate equal to zero percent (0.000%) in excess of the Prime Rate; and (b) LIBOR Rate Loans, a rate of one and one-half percent (1.500%) per annum in excess of the LIBOR Rate (based on the LIBOR Rate applicable for the Interest Period selected by the Borrower).

     "LIBOR Base Rate" means, for any Interest Period for a LIBOR Rate Loan, the rate of interest per annum determined by Bank (to be the per annum rate of interest at which deposits in United States Dollars are offered to Bank in the London interbank market in which Bank customarily participates) at 11:00AM (local time in such interbank market) two (2) Business Days before the first day of such Interest Period for a period approximately equal to such Interest Period and in an amount approximately equal to the amount of such Loan.

     "LIBOR Rate" shall mean, for any Interest Period for a LIBOR Rate Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1% equal to (i) the LIBOR Base Rate for such Interest Period divided by (ii) 1 minus the Reserve Requirement for such Interest Period.

     "LIBOR Rate Loans" means any Loans made or a portion thereof on which interest is payable based on the LIBOR Rate in accordance with the terms hereof.

     "Prime Rate" means the variable rate of interest per annum, most recently announced by Bank as its "prime rate," whether or not such announced rate is the lowest rate available from Bank. The interest rate applicable to the Prime Rate Loans shall change on each date there is a change in the Prime Rate.

     "Prime Rate Loans" means any Loans made or a portion thereof on which interest is payable based on the Prime Rate in accordance with the terms hereof.

     "Regulatory Change" means, with respect to Bank, any change on or after the date of this Loan Agreement in United States federal, state or foreign laws or regulations, including Regulation D, or the adoption or making on or after such date of any interpretations, directives or requests applying to a class of lenders, including Bank, of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

     "Reserve Requirement" means, for any Interest Period, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D against "Eurocurrency liabilities" (as such term is used in Regulation D) by member banks of the Federal Reserve System. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by Bank by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the LIBOR Rate is to be determined as provided in the definition of "LIBOR Base Rate" or (ii) any category of extensions of credit or other assets which include Loans.

     "T Note Rate" means the rate quoted by Bank on the third Business Day before the conversion of the Note to an amortizing loan as the equivalent to the yield on a U.S. Treasury Note with 42 months left to run to maturity.

     "T Note Loan" means the loan represented by the Note if Borrower selects the T Note Rate to apply to the Note on the day the Note is converted to amortization as provided therein by written notice to Bank.

2. Requests for Loans, Confirmation of Initial Loans. Borrower shall notify Bank in writing of its selection of the T Note Loan not sooner than 30 nor later than 5 days prior to the conversion date. Each LIBOR Rate Loan shall be made upon the irrevocable written request of Borrower received by Bank not later than 11:00AM (California time) on the Business Day three (3) Business Days prior to the date such Loan is to be made. Each such notice shall specify the date such Loan is to be made, which day shall be a Business Day, the amount of such Loan, the Interest Period for such Loan, and comply with such other requirements as Bank determines are reasonable or desirable in connection herewith.

     Each written request for a LIBOR Rate Loan shall be in the form of a LIBOR Rate Loan Borrowing Certificate as set forth on Exhibit A, which shall be duly executed by the Borrower.

     Each Prime Rate Loan shall be made upon the irrevocable written request of Borrower received by Bank not later than 11:00AM (California time) on the Business Day one (1) Business Day prior to the date such Loan is to be made. Each such notice shall specify the date such Loan is to be made, which day shall be a Business Day and the amount of such Loan, and comply with such other requirements as Bank determines are reasonable or desirable in connection therewith.

3.   Conversion/Continuation of Loans.

     a. Borrower may from time to time submit in writing a request that Prime Rate Loans be converted to LIBOR Rate Loans or that any existing LIBOR Rate Loans continue for an additional Interest Period. Such request shall specify the amount of the Prime Rate Loans which will constitute LIBOR Rate Loans (subject to the limits set forth below) and the Interest Period to be applicable to such LIBOR Rate Loans. Each written request for a conversion to a LIBOR Rate Loan or a continuation of a LIBOR Rate Loan shall be substantially in the form of a LIBOR Rate Conversion/Continuation Certificate as set forth on Exhibit B, which shall be duly executed by the Borrower. Subject to the terms and conditions contained herein, three (3) Business Days after Bank's receipt of such a request from Borrower, such Prime Rate Loans shall be converted to LIBOR Rate Loans or such LIBOR Rate Loans shall continue, as the case may be provided that:

          i. no Default or event which with notice or passage of time or both would constitute a Default exists;

          ii. no party hereto shall have sent any notice of termination of this Supplement or of the Loan Agreement.

          iii. Borrower shall have complied with such customary procedures as Bank has established from time to time for Borrower's requests for LIBOR Rate Loans;

          iv. the amount of a LIBOR Rate Loan shall be $500,000 or such greater amount which is an integral multiple of $50,000; and

          v. Bank shall have determined that the Interest Period or LIBOR Rate is available to Bank which can be readily determined as of the date of the request for such LIBOR Rate Loan.

          vi. There shall not be due on the Note any principal payments during the Interest Period that would reduce the principal balance of the Note below the amount of all LIBOR Rate Loans then outstanding.

     Any request by Borrower to convert Prime Rate Loans to LIBOR Rate Loans or continue any existing LIBOR Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable LIBOR

Rate market to fund any LIBOR Rate Loans, but the provisions hereof shall be deemed to apply as if Bank had purchased such deposits to fund the LIBOR Rate Loans.

     b. Any LIBOR Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Bank has received and approved a complete and proper request to continue such LIBOR Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any LIBOR Rate Loans shall, at Bank's option, convert to Prime Rate Loans in the event that (i) a Default, or event which with the notice or passage of time or both would constitute a Default, shall exist, (ii) this Supplement or the Loan Agreement shall terminate, or (iii) the aggregate principal amount of LIBOR Rate Loans at any time exceeds the Maximum Availability. Borrower agrees to pay to Bank, upon demand by Bank (or Bank may, at its option, charge Borrower's loan account) any amounts required to compensate Bank for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of LIBOR Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

     e. On all Loans, Interest shall be payable by Borrower to Bank monthly in arrears not later than the tenth (10th) day of each calendar month at the applicable Interest Rate.

4.   Additional Requirements/Provisions Regarding LIBOR Rate Loans; etc.

     a. If for any reason (including voluntary or mandatory prepayment or acceleration), Bank receives all or part of the principal amount of a LIBOR Rate Loan prior to the last day of the Interest Period for such Loan, Borrower shall immediately notify Borrower's account officer at Bank and, on demand by Bank, pay Bank the amount (if any) by which (i) the additional interest which would have been payable on the amount so received had it not been received until the last day of such Interest Period exceeds (ii) the interest which would have been recoverable by Bank by placing the amount so received on deposit in the certificate of deposit markets or the offshore currency interbank markets or United States Treasury investment products, as the case may be, for a period starting on the date on which it was so received and ending on the last day of such Interest Period at the interest rate determined by Bank in its reasonable discretion. Bank's determination as to such amount shall be conclusive absent manifest error.

     b. Borrower shall pay to Bank, upon demand by Bank, from time to time such amounts as Bank may determine to be necessary to compensate it for any costs incurred by Bank that Bank determines are attributable to its making or maintaining of any amount receivable by Bank hereunder in respect of any Loans relating thereto (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), in each case resulting from any Regulatory Change which:

          i. changes the basis of taxation of any amounts payable to Bank under this Supplement in respect of any Loans (other than changes which affect taxes measured by or imposed on the overall net income of Bank by the jurisdiction in which such Bank has its principal office); or

          ii. imposes or modifies any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of Bank (including any Loans or any deposits referred to in the definition of "LIBOR Base Rate"); or

          iii. imposes any other condition affecting this Supplement (or any of such extensions of credit or liabilities).
     Bank will notify Borrower of any event occurring after the date of the Loan Agreement which will entitle Bank to compensation pursuant to this section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Bank will furnish Borrower with a statement setting forth the basis and amount of each request by Bank for compensation under this
Section 4.  Determinations and allocations by Bank for purposes of this
Section 4 of the effect of any Regulatory Change on its costs of maintaining its obligations to make Loans or of making or maintaining Loans or on amounts receivable by it in respect of Loans, and of the additional amounts required to compensate Bank in respect of any Additional Costs, shall be conclusive absent manifest error.

     c. Borrower shall pay to Bank, upon the request of Bank, such amount or amounts as shall be sufficient (in the sole good faith opinion of such Bank) to compensate it for any loss, costs or expense incurred by it as a result of any failure by Borrower to borrow a Loan on the date for such borrowing specified in the relevant notice of borrowing hereunder.

     d. If Bank shall determine that the adoption or implementation of any applicable law, rule, regulation or treaty regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank (or its applicable lending office) with any respect or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of Bank or any person on entity controlling Bank (a "Parent") as a consequence of its obligations hereunder to a level below that which Bank (or its Parent) could have achieved but for such adoption, change or compliance (taking into consideration its policies with respect to capital adequacy) by an amount deemed by Bank to be material, then from time to time, within 125 days after demand by Bank, Borrower shall pay to Bank such additional amount or amounts as will compensate Bank for such reduction. A statement of Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive absent manifest error.

     e. If at any time Bank, in its sole and absolute discretion, determines that: (i) the amount of the LIBOR Rate Loans for periods equal to the corresponding Interest Periods are not available to Bank in the offshore currency interbank markets, or (ii) the

LIBOR Rate does not accurately reflect the cost to Bank of lending the LIBOR Rate Loan, then Bank shall promptly give notice thereof to Borrower, and upon the giving of such notice Bank's obligation to make the LIBOR Rate Loans shall terminate, unless Bank and the Borrower agree in writing to a different interest rate applicable to LIBOR Rate Loans. If it shall become unlawful for Bank to continue to fund or maintain any Loans, or to perform its obligations hereunder, upon demand by Bank, Borrower shall prepay the Loans in full with accrued interest thereon and all other amounts payable by Borrower hereunder (including, without limitation, any amount payable in connection with such prepayment pursuant to Section 4(a)).

                                      Exhibit A

                        LIBOR RATE LOAN BORROWING CERTIFICATE


     The undersigned hereby certifies as follows:

     I, ___________________________ am the duly elected and acting
________________________ ("Borrower").

     This certificate is delivered pursuant to Section 2 of that certain Interest Rate Addendum by Borrower to Imperial Bank ("Bank")(the "Note"). The terms used in this Borrowing Certificate which are defined in the Note have the same meaning herein as ascribed to them therein.

     Borrower hereby requests on _________, 19__, a LIBOR Rate Loan (the "Loan") as follows:

     a.   The date on which the Loan is to be made is ________, 19__.

     b. The amount of the Loan is to be ________ ($_______), for an Interest Period of __________ month(s).

     All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respect as of the date of this request for a loan; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respect as of such date.

     IN WITNESS WHEREOF, this Borrowing Base Certificate is executed by the undersigned as of ___________________, 19__.

                                        ALLIANCE PHARMACEUTICAL CORP., a
                                        --------------------------------
                                        New York corporation
                                        --------------------

                                        By:
                                           --------------------------
By:
   -----------------------------------
                                        Title:
                                              ----------------------
Title:
      --------------------------------


FOR INTERNAL BANK USE ONLY
--------------------------------------------------------------------------------
 LIBOR Pricing Date       LIBOR Rate    LIBOR Rate             Maturity Date
                                        Variance
--------------------------------------------------------------------------------
                                           __%
--------------------------------------------------------------------------------

ADDENDUM ATTACHED TO THAT CERTAIN NOTE IN THE AMOUNT OF $15,181,000.00 DATED DECEMBER 5, 1997 EXECUTED BY ALLIANCE PHARMACEUTICAL CORP., A NEW YORK
CORPORATION:


                                       ADDENDUM

Beginning January 15, 1998, and continuing on the 15th day of each calendar month until December 15, 1998, monthly payments of interest only shall be due on the Note. Thereafter, the outstanding principal balance under the Note shall be converted to an amortizing loan payable in 48 equal monthly payments of principal plus accrued interest commencing January 15, 1999 based on a 10 year amortization period.


All principal and accrued but unpaid interest shall in any event be due and payable on December 5, 2002.